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                                                                   EXHIBIT 23(C)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS
FIDELITY FINANCIAL BANKSHARES CORPORATION

     We consent to the use of our report included in Fidelity Financial Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.

                                         /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
January 15, 1997